UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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YogaWorks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2019

Dear Fellow Stockholder:

You are cordially invited to attend YogaWorks, Inc.’s 2019 Annual Meeting of Stockholders. The meeting will be held at the offices of Ballard Spahr LLP, located at 2029 Century Park East, Suite 800, Los Angeles, CA 90067 on Thursday, June 20, 2019 at 1:00 p.m., Pacific Time. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded. You may vote your shares by Internet, by telephone, by regular mail, or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice separately mailed to you or on the proxy card, as applicable. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

On behalf of the Board of Directors and the officers and employees of YogaWorks, I would like to take this opportunity to thank our stockholders for their continued support of YogaWorks. We look forward to seeing you at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 20, 2019: The proxy statement, the proxy card, the Notice of the Annual Meeting of Stockholders and our 2018 Annual Report on Form 10-K, are available at www.yogaworks.com (under “Investor Relations / Financial Information / SEC Filings”).

Sincerely,

/s/ Rosanna C. McCollough
Rosanna C. McCollough President and Chief Executive Officer

YogaWorks, Inc.

5780 Uplander Way

Culver City, California 90230

(310) 664-6470

IR@yogaworks.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of YogaWorks, Inc., which will be held on June 20, 2019 at 1:00 p.m. Pacific Time, at Ballard Spahr LLP, located at 2029 Century Park East, Suite 800, Los Angeles, CA 90067, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1.

To elect the two Class II directors named in the accompanying proxy statement to serve on the Company’s Board of Directors for three-year terms until the 2022 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 25, 2019 as the record date for determining stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting, and at any postponement(s) or adjournment(s) thereof.

Your vote is very important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. If your shares are held in “street name” (which means your shares are held in the name of a brokerage firm, bank or other nominee), in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically over the Internet or by telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, any proxy that you previously submitted will be revoked automatically and only your vote at the Annual Meeting will be counted. For further information, please see the discussion of voting rights and proxies beginning on page 1 of the enclosed proxy statement.

By order of the Board of Directors,

/s/ Rosanna C. McCollough
Rosanna C. McCollough President and Chief Executive Officer

Culver City, California

April 30, 2019

YogaWorks, Inc.

5780 Uplander Way

Culver City, CA 90230

(310) 664-6470

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 20, 2019

Date, Time and Place of Meeting

These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of YogaWorks, Inc., a Delaware corporation (“YogaWorks”), to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 20, 2019 and at any adjournment(s) or postponement(s) of the meeting. The Annual Meeting will be held at 1:00 p.m. Pacific Time, at Ballard Spahr LLP, located at 2029 Century Park East, Suite 800, Los Angeles, CA 90067. If you need directions to the Annual Meeting, please contact (424) 204-4400.

These proxy materials and the form of proxy are expected to be mailed on or about May 7, 2019 to our stockholders who are entitled to vote at the Annual Meeting.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders and are described in more detail in this proxy statement.

Internet Availability of Materials

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS: Stockholders may view the Notice of the Annual Meeting of Stockholders, the proxy statement, proxy card and the annual report on Form 10-K for the fiscal year ended December 31, 2018 on the Internet by accessing http://www.yogaworks.com. Information on this website does not constitute part of this proxy statement and shall not be deemed incorporated by reference therein.

Voting Rights

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as April 25, 2019 (the “record date”) and as of the record date, 16,787,397 shares of YogaWorks’ common stock, par value $0.001 per share (the “common stock”), are outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder as of the record date.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers or nominees who hold stock in “street name” return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners. If a broker or nominee does not receive voting instructions from the beneficial owner, the broker may vote on only “routine” matters, such as the ratification of the independent registered public accounting firm (Proposal Two). Brokers and nominees may not vote on “non-routine” matters, including the election of directors under Proposal One, absent instructions from the beneficial owner. If you hold your shares in street name or through a broker, it is important that you give your broker your voting instructions.

Voting

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, you may vote by returning a completed proxy card in the enclosed postage-paid envelope. If your shares are held in “street name” (which means your shares are held in the name of a brokerage firm, bank or other nominee), then in lieu of a proxy card, you should receive a voting instruction form from that institution by mail. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided with this proxy statement.

If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from your bank, broker or nominee and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Proxies

Please use the enclosed proxy card to vote by mail. If your shares are held in street name, then in lieu of a proxy card you should receive from the brokerage firm, bank or other nominee an instruction form for voting by mail, the Internet or by telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated and timely returned (or otherwise properly voted by Internet or telephone) will be counted in the quorum and voted. Properly executed proxies will be voted in the manner directed by the stockholders.

If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each of the persons nominated by the Board to serve as Class II directors under Proposal One and FOR the approval of Proposal Two described in this proxy statement and the accompanying notice.

The enclosed proxy also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with our Chief Financial Officer at 5780 Uplander Way, Culver City, CA 90230. If your shares are held in street name, you should contact your bank, broker or nominee to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically, and only your vote at the Annual Meeting will be counted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a valid proxy issued in your name from your bank, broker or nominee.

Solicitation

The enclosed proxy is being solicited by our Board. The Company will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing, and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by the Company.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•	Each stockholder known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each executive officer named in the Summary Compensation Table in “Executive Compensation;” and
•	All directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o YogaWorks, 5780 Uplander Way, Culver City, CA 90230. All information is as of March 31, 2019, except as noted otherwise.

	Amount and Nature of	Percent
Name and Address of Beneficial Ownership	Beneficial Ownership	of Class

Directors and Named Executive Officers:

Rosanna C. McCollough	163,926	1.0%
Vance Y. Chang	72,540	*
Suzanne E. Dawson	—	—
Peter L. Garran	18,181	*
Michael A. Kumin (1)	11,683,107	70.7%
Michael J. Gerend	18,181	*
Brian T. Cooper	21,818	*
Sky Meltzer	—	—
All directors and executive officers as a group (8 persons)	11,977,753	72.4%

Other 5% Stockholders:

Great Hill Partners (2)	11,683,107	70.7%
Cowen and Company, LLC (3)	935,000	5.7%

*	Less than one percent (1%) of outstanding shares of common stock
(1)

Consists of shares described in Note (2) below, which are held by entities affiliated with Great Hill Partners. Mr. Kumin is a manager of GHP V, LLC and Great Hill Investors, LLC, and, as such, may be deemed to have beneficial ownership of these shares. Mr. Kumin’s address is c/o Great Hill Partners, One Liberty Square, Boston, MA 02109.

(2)

Consists of (a) 11,644,408 shares of our common stock held by Great Hill Equity Partners V, L.P., and (b) 38,699 shares of our common stock held by Great Hill Investors, LLC. Great Hill Partners GP V, L.P. is the sole general partner of Great Hill Equity Partners V, L.P. and GHP V, LLC is the sole general partner of Great Hill Partners GP V, L.P. GHP V, LLC is controlled by Christopher S. Gaffney, John G. Hayes, Michael A. Kumin, Mark D. Taber and Matthew T. Vettel and, as such, they may be deemed to indirectly beneficially own the shares beneficially owned by Great Hill Equity Partners V, L.P. Great Hill Investors, LLC is controlled by Christopher S. Gaffney, John G. Hayes, Michael A. Kumin, Mark D. Taber and Matthew T. Vettel and, as such, they may be deemed to indirectly beneficially own the shares beneficially owned by Great Hill Investors, LLC. Each of Messrs. Gaffney, Hayes, Kumin, Taber and Vettel disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Great Hill Partners is One Liberty Square, Boston, MA 02109.

(3)

Cowen and Company, LLC (“Cowen and Company”), Cowen Holdings, Inc. (“Cowen Holdings”), RCG LV Pearl, LLC (“RCG”), Cowen Inc. (“Cowen”) and Jeffrey M. Solomon with respect to shares of Common Stock directly owned by Cowen and Company. Cowen Holdings is the sole member of Cowen and Company. RCG is the sole shareholder of Cowen Holdings. Cowen is the sole member of RCG. Mr. Solomon is the Chief Executive Officer of Cowen. By virtue of these relationships, each of Cowen Holdings, RCG, Cowen and Mr. Solomon may be deemed to beneficially own the shares directly owned by Cowen and Company. The address of Cowen and Company is 599 Lexington Avenue, 20th Floor, New York, NY 10022. Beneficial ownership information obtained from the latest Form 13G filed on February 14, 2018.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

There are currently six directors serving on the Board, two of whom are standing for reelection at the Annual Meeting to serve for a three-year term and until the election and qualification of their respective successors. In accordance with the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification in 2017, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until the election and qualification of their respective successors. Our directors are divided among the three classes as follows:

•	the Class I directors are Michael J. Gerend and Michael A. Kumin, and their terms will expire at the Annual Meeting to be held in 2021;
•	the Class II directors are Rosanna C. McCollough and Brian T. Cooper, and their terms will expire at the Annual meeting of stockholders to be held on June 20, 2019; and
•	the Class III director are Peter L. Garran and Sky Meltzer, and their terms will expire at the Annual Meeting to be held in 2020;

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Our Board selected and approved the following persons as nominees for election at the Annual Meeting to serve for a three-year term until the annual meeting of stockholders to be held in 2020, or until their successors are duly elected and qualified or until their earlier resignation or removal: Rosanna C. McCollough and Brian T. Cooper.

Each nominee for election is currently a member of our Board and has agreed to serve if elected. We have no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above.

Stockholder Approval

Directors shall be elected by a plurality of the votes cast, which means that the two candidates receiving the highest number of affirmative votes, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected to the Board. With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the election of Ms. McCollough and Mr. Cooper.

Directors and Nominees

Set forth below is certain information, as of April 30, 2019, regarding each director and director nominee, including information regarding the experience, qualifications, attributes or skills of each director that led the Board to conclude that the person should serve on the Board.

Name	Age	Position(s)	Director Since
Peter L. Garran	43	Director and Chairman of the Board	2014
Rosanna C. McCollough	53	President and Chief Executive Officer, Director	2016
Brian T. Cooper(1)	54	Director	2017
Michael J. Gerend(1)	54	Director	2017
Michael A. Kumin	46	Director	2014
Sky Meltzer(1)	44	Director	2018

(1)	Members of the Audit Committee and Compensation Committee

Nominees standing for re-election as Class II Directors:

Rosanna C. McCollough joined YogaWorks in February 2015 as President and Chief Operating Officer, initially managing studio operations, marketing, teacher training, MyYogaWorks.com, human resources and information technology, before being promoted to President and Chief Executive Officer in June 2016. Before joining YogaWorks, Ms. McCollough was Chief Operating Officer of Merle Norman Cosmetics from February 2010 to February 2015 where she was primarily responsible for managing the company’s operations, advertising, product innovation, training and merchandising. Prior to Merle Norman Cosmetics, Ms. McCollough worked as General Manager of Evite.com from November 2007 to June 2009, where she managed all areas of the business. Prior to Evite.com, Ms. McCollough was the Senior Vice President of WeddingChannel.com from December 1999 to November 2006, in charge of various aspects of the business from product development and editorial to profit and loss responsibilities of their registry, local advertising and e-commerce business units. Ms. McCollough also has worked in marketing and product development roles with Neutrogena Corporation, Max Factor, and Twentieth Century Fox Licensing & Merchandising. Ms. McCollough is a graduate of the University of California, Los Angeles with a B.A. in English. Ms. McCollough also serves as a member of our Board. Ms. McCollough was selected to serve on our Board because of the perspective and experience she brings as our Chief Executive Officer as well as her extensive marketing experience in consumer-focused industries.

Brian T. Cooper has served as a member of our Board since May 2017. Mr. Cooper served as the Executive Vice President and Chief Financial Officer of Everyday Health, Inc., a public digital media company focused on health and wellness, from September 2003 to January 2017. Mr. Cooper joined Everyday Health, Inc. when it was a start-up and over a fourteen year period, led the company’s growth strategy, mergers and acquisitions, initial public offering and its ultimate sale to Ziff Davis, a subsidiary of j2 Global, Inc. Mr. Cooper was also responsible for the company’s accounting and finance departments, legal and business affairs, investor relations, human resources, business intelligence and data operations at Everyday Health, Inc. Prior to joining Everyday Health, Inc., Mr. Cooper served as Chief Financial Officer for AdOne LLC from 2000 to 2003 where he was responsible for its finance, accounting, corporate development and all administrative functions. He also served as Audit Partner in KPMG’s Information, Communications, and Entertainment practice from 1998 to 2000. Mr. Cooper also served as Vice President of Finance for Interfilm, Inc. from 1988 to 1995. Mr. Cooper began his career in Ernst and Young’s Entrepreneurial Services Group and is a graduate of the University of Pennsylvania’s Wharton School’s Executive Development Program and American University, where he earned his B.S. in Business Administration. We believe Mr. Cooper is qualified to serve on our Board due to his operating and finance knowledge and experience, and his public company management experience.

Continuing Directors:

Michael J. Gerend has served as a member of our Board since May 2017. Mr. Gerend served as Chief Executive Officer of Edge Fitness Clubs, a group of thirteen health clubs, from January 2015 to March 2017 where he was responsible for the company’s strategy and operational infrastructure. Prior to Edge Fitness Clubs, Mr. Gerend served as President of Schwan’s Home Service, an online grocery delivery service, from July 2011 to January 2014 where he helped lead the company’s national expansion. Mr. Gerend also served as President and Chief Operating Officer of Life Time Fitness, Inc. from April 2003 to May 2009 during the period when Life Time Fitness, Inc. became a public company. Prior to joining Life Time Fitness, Inc., Mr. Gerend served as President and Chief Executive Officer of Grand Holdings, Inc. from 1998 to 2003. He also held senior management positions at Northwest Airlines, Inc. from 1991 to 1997. In addition to YogaWorks, Mr. Gerend currently serves on the board of directors of a number of private companies, including Edge Fitness Clubs and Movati Athletic, a chain of fitness clubs primarily located in Canada. Mr. Gerend earned his B.A. from the University of Notre Dame and his M.B.A. from the University of Wisconsin. We believe Mr. Gerend is qualified to serve on our Board due to his senior management experience in the consumer and fitness industries.

Michael A. Kumin has served as a member of our Board since July 2014. Mr. Kumin has worked as an investment professional at Great Hill Partners, L.P. since 2002 where he currently serves as a Managing Partner. Mr. Kumin also currently serves on the board of directors of Wayfair Inc., a role he has served in since June 2011, and on the board of a number of private companies. He also served on the board of directors of Spark Networks, Inc. from June 2006 to December 2013 and Vitacost.com, Inc. from July 2010 to August 2014. Mr. Kumin received a B.A. from Princeton University’s Woodrow Wilson School of Public & International Affairs. We believe Mr. Kumin is qualified to serve on our Board due to his experience in the consumer retail and e-commerce industries as a private equity investor and his service on the board of directors of other consumer and technology companies.

Peter L. Garran has served as a member of our Board since July 2014 and as chairman of our Board since April 2017. Mr. Garran has worked as an investment professional at Great Hill Partners, L.P. since 2008 where he currently serves as a Partner. In addition to YogaWorks, Mr. Garran currently serves on the board of directors of a number of private companies. He also served on the board of directors of Spark Networks, Inc. from April 2011 to December 2013. Prior to joining Great Hill Partners, Mr. Garran was an investment banker at J.P. Morgan from 1999 to 2008. Mr. Garran earned an A.B. in history and literature from Harvard College. We believe Mr. Garran is qualified to serve on our Board due to his experience in the consumer retail industry as a private equity investor, his broad financial experience and his service on the board of directors of other consumer and technology companies.

Sky Meltzer has served as a member of our Board since August 2018. Mr. Meltzer served as Chief Executive Officer of Manduka, a brand of premium yoga equipment and apparel, where he led the company’s global expansion from 2008 to 2016. From 2004 to 2007, he held the position of YogaWorks’ Vice President of Marketing and Business Development and was responsible for managing the creative direction of the brand, expanding the teacher training program and supporting studio operations. Prior to his time with YogaWorks and Manduka, Mr. Meltzer spent 10 years working in the finance, technology and media sectors where he held a variety of positions including investment banking analyst for Soundview Financial Group and brand manager for MGM Studios. Mr. Meltzer graduated from Stanford University with a B.A. in Economics. He currently serves on the Board of Directors of Manduka and Pear Sports, which are both private companies, and is an investor and advisor to several companies in the health and wellness sector.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP (“BDO”) to be the Company’s independent registered public accounting firm for the year ending December 31, 2019, and recommends that the stockholders vote for ratification of such appointment. BDO has been engaged as our independent registered public accounting firm since 2008. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of BDO as the Company’s independent registered public accounting firm for 2019 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of BDO to be present at the Annual Meeting. They may have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Stockholder Approval

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the ratification and approval of the selection of BDO as our independent registered public accounting firm for 2019.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee also considers whether the provision by its independent accounting firm of any non-audit related services is compatible with maintaining the independence of such firm.

For the year ended December 31, 2018, the Audit Committee pre-approved all services performed for the Company by the independent registered public accounting firm. All of the work performed during the course of this audit was completed by full-time employees of BDO.

Audit and Related Fees

The following table sets forth the aggregate fees billed for various professional services rendered by BDO:

	2018	2017
Audit Fees(1)	$340,000	$575,123
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$340,000	$575,123

(1)

Consists of fees for professional services rendered for the audits of the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2018 and 2017, review of the Registration Statement on Form S-1 filed in August 2017 and the review of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for 2018.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report. This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Audit Committee Report to Stockholders

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, of which Messrs. Cooper, Meltzer and Gerend are independent as defined by the NASDAQ Stock Market’s Marketplace Rules. The Audit Committee operates under a written charter approved by the Board and held four meetings during the year ended December 31, 2018. A copy of the charter is available on the Company’s website at www.yogaworks.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.

Management is responsible for the Company’s internal control over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm, BDO USA, LLP (“BDO”) is responsible for performing an independent audit of the Company’s consolidated financial statements and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the year ended December 31, 2018 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm BDO, the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

The Audit Committee also has appointed BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Respectfully submitted,
THE AUDIT COMMITTEE

Brian T. Cooper, Chairman
Michael J. Gerend
Sky Meltzer

CORPORATE GOVERNANCE

General

The business and affairs of our Company are managed under the direction of the Board in accordance with the Company’s Certificate of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer, and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Composition

Our Bylaws provide that the Board shall consist of that number of directors to be determined from time to time by vote of our Board and is currently set at six members. Currently, the Board consists of the following directors: Peter L. Garran, Rosanna C. McCollough, Brian T. Cooper, Michael J. Gerend, Michael A. Kumin and Sky Meltzer.

The Board has determined that three of its six directors, Brian T. Cooper, Sky Meltzer and Michael J. Gerend, are independent as defined by the NASDAQ Stock Market’s Marketplace Rules. In evaluating the independence of Messrs. Gerend, Meltzer and Cooper, our Board considered their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination. In addition, Messrs. Garran, Meltzer and Kumin are non-employee directors, as defined in Rule 16b-3 of the Exchange Act. In addition to such rules, the Board considered transactions and relationships between each director (and his or her immediate family) and the Company to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Although there is no specific policy regarding diversity in identifying director nominees, the Board seeks the talents and backgrounds that would be most helpful to the Company in selecting director nominees. In particular, the Board may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of chairperson of the Board and chief executive officer. Our Board currently believes that our existing leadership structure, under which Mr. Garran serves as chairperson of our Board and is a non-employee director, is effective, and achieves the optimal governance model for us and for our stockholders.

Board Oversight of Risk

Although management is responsible for the day-to-day management of the risks our company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

In addition, two Board committees assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. When any of the committees receives a report related to material risk oversight, the chairperson of the relevant committee will report on the discussion to the full Board.

Code of Business Conduct and Ethics

The Audit Committee of the Board has approved a Business Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, and conflicts of interest. It is available on the Company’s website at www.yogaworks.com under “Investor Relations/Corporate Governance/Governance Highlights.”

Stockholder Communications

The Board has established a process by which stockholders may send written communications to the attention of the Board, any committee of the Board or any individual Board member, care of our Chief Financial Officer. The name of any specific intended Board recipient should be noted in the communication. Our Chief Financial Officer will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature, or are offensive or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Stockholders who wish to communicate with the Board can write to the Chief Financial Officer via email at ir@yogaworks.com or mail c/o YogaWorks, Inc. at 5780 Uplander Way, Culver City, CA 90230.

Board Meetings; Attendance at Annual Stockholders Meeting

The Board met four times during fiscal 2018. All directors attended at least 75% of the meetings of the Board and Board Committees on which the director served during the last fiscal year. We do not have a formal policy regarding attendance by members of our Board at annual meetings of our stockholders; however, our directors are encouraged to attend all such meetings. Rosanna C. McCollough, our President and Chief Executive Officer, and a director on the Board, was the only director that attended our 2018 Annual Meeting of Stockholders.

Controlled Company Exception

Great Hill Partners has a majority of the voting power of our outstanding common stock. As a result, under our Certificate of Incorporation, Great Hill Partners will be able to nominate a majority of the total number of directors comprising our Board and we will remain a “controlled company” within the meaning of the NASDAQ corporate governance standards. Under the NASDAQ corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the Board consist of independent directors, (2) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

We utilize certain of these exemptions. As a result, we do not have a nominating and corporate governance committee. Accordingly, stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the NASDAQ corporate governance rules.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and
•	reviews the audit committee charter and the committee’s performance at least annually.

Our audit committee members are Brian T. Cooper (chairperson), Michael J. Gerend and Sky Meltzer. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Brian T. Cooper is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ.

Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Messrs. Cooper, Meltzer and Gerend are independent under the heightened audit committee independence standards of the SEC and NASDAQ.

The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ, which is posted on our website at www.yogaworks.com (under “Investors / Corporate Governance”). The Audit Committee met four times during 2018.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:

•	reviews and recommends corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	evaluates the performance of these officers in light of those goals and objectives and recommends to our Board the compensation of these officers based on such evaluations;

•	discusses and considers recommendations from our chief executive officer on executive officer compensation;
•	recommends to our Board the issuance of stock options and other awards under our stock plans; and
•	reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Members of our compensation committee are Michael J. Gerend (chairperson), Brian T. Cooper and Sky Meltzer. Each of the members of our compensation committee is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ, which is posted on our website at www.yogaworks.com (under “Investors / Corporate Governance”). The Compensation Committee met two times during 2018.

Limitation on Liability and Indemnification Matters

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Director Compensation Program

Under the Director Compensation Program, on the date of each annual meeting of our stockholders, each non-employee director as of the date of such meeting who will continue to serve on our Board following such meeting will receive an award of restricted stock units with a grant-date value equal to $100,000 (or, for any non-employee director who will serve as the chair of the audit committee immediately following such meeting, $120,000) (each, an “Annual Award”). Each non-employee director who commences service on the Board at any time other than on the date of an annual meeting of our stockholders will receive a pro-rated Annual Award for his or her initial year of service on the Board. In addition, the Director Compensation Program provided that, in connection with our initial public offering (“IPO”) completed on August 16, 2017, each non-employee director received a one-time award of restricted stock units with a grant-date value equal to $100,000 (or, with respect to the chair of the audit committee, $120,000).

Awards of restricted stock units granted under the Director Compensation Program will vest in full on the earlier to occur of the first anniversary of the grant date or the annual meeting of stockholders next-following the meeting at which such award was granted, subject to the non-employee director’s continued service on our Board through the vesting date.

Pursuant to the Director Compensation Program, non-employee directors also receive reimbursement of reasonable business expenses incurred in connection with their service on our Board.

The following table sets forth the compensation of the non-employee directors of YogaWorks for 2018.

Director	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Peter L. Garran	$—	$32,726	$32,726
Brian T. Cooper	—	39,272	39,272
Michael J. Gerend	—	32,726	32,726
Michael A. Kumin	—	32,726	32,726
Sky Meltzer	—	—	—

(1)	Amounts represent the stock compensation expense recognized in 2018 for the fair value of restricted stock units granted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company’s equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the SEC. Specific due dates for these reports have been established, and we are required to report any failure to file by such dates. Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that, with respect to 2018, all Section 16(a) filings required by its reporting officers, directors and greater than ten percent beneficial owners were timely satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2018, there have been no transactions to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee, but only those independent directors who are disinterested, is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Family Relationships

There are no family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers not disclosed above.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth information regarding our executive officers, as of April 30, 2019:

Name	Age	Position(s)
Rosanna C. McCollough	53	President & Chief Executive Officer, Director
Vance Y. Chang	43	Chief Financial Officer

Rosanna C. McCollough, See page 11 of this proxy statement for a description of Ms. McCollough’s business experience.

Vance Y. Chang joined YogaWorks as Chief Financial Officer in April 2016. Prior to joining YogaWorks, Mr. Chang served as the Head of Finance of Pressed Juicery from 2013 to 2016, a consumer goods specialty retailer, where he was chiefly responsible for the company’s finance and accounting operations. Prior to Pressed Juicery, Mr. Chang was an investment banker with Moelis & Company from 2008 to 2013 where he was responsible for executing M&A and capital structure advisory assignments for public and private companies in the consumer and retail sector. Mr. Chang has also worked as a financial auditor with Deloitte & Touche from 1998 to 2000 and was an investment banker with JMP Securities from 2000 to 2003. Mr. Chang earned his B.A. in accounting from the University of Washington and his M.B.A. in corporate finance from The Wharton School of the University of Pennsylvania.

Executive Compensation

The following table sets forth information regarding compensation earned from the Company during Fiscal 2018 and Fiscal 2017 by (i) our Chief Executive Officer and (ii) two other most highly compensated executive officers whose total compensation exceeded $100,000 during that year. The officers listed below are collectively referred to as the “named executive officers” in this proxy statement.

Summary Compensation Table

					Non-Equity
Name and Principal Position	Year	Salary ($)	Stock Awards($)(2)	Option Awards($)(3)	Incentive Plan Compensation($)(4)	All Other Compensation(($)(5)	Total($)
Rosanna C. McCollough	2018	300,000	89,008	—	42,500	29,327	460,835
Chief Executive Officer and President	2017	300,000	605,140	486,201	42,500	29,081	1,462,922

Vance Y. Chang	2018	220,000	49,114	—	32,500	—	301,614
Chief Financial Officer	2017	220,000	186,339	157,422	32,500	—	596,261

Suzanne E. Dawson(1)	2018	95,192	24,859	—	—	145,797	265,848
Chief Customer Officer	2017	275,000	154,423	131,167	37,500	7,500	605,590

(1)	On April 20, 2018, Ms. Dawson departed from our Company as our Chief Customer Officer.
(2)	Amounts represent the fair value of restricted stock units that vested during the year.
(3)	Amounts represent the grant-date fair value of incentive stock options that vested during the year.
(4)	Amounts represent cash bonuses earned by our named executive officers. For additional information, see the section below captioned “Narrative to Summary Compensation Table - 2018 Performance Bonuses”.
(5)

Amounts for Ms. McCollough represent company-paid health insurance premiums and company reimbursements. Amounts for Ms. Dawson represent severance, vacation payout and company reimbursement of personal telephone and automobile use costs. Ms. Dawson’s severance amount was $137,500.

Narrative to Summary Compensation Table

2018 Salaries

The named executive officers receive base salaries to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s seniority, skill set, experience, role and responsibilities.

2018 Performance Bonuses

In 2018, Mmes. McCollough and Dawson and Mr. Chang were eligible to earn annual cash bonuses targeted at $100,000, $75,000 and $50,000, respectively. Each named executive officer was eligible to earn his or her bonus based on the attainment of the company’s 2018 EBITDA target, the attainment of the company’s 2018 revenue target and the attainment of individual performance metrics.

We did attain our revenue target but did not attain our EBITDA target during fiscal year 2018. However, Ms. McCollough and Mr. Chang each became entitled to receive a cash bonus equal to $42,500 and $32,500 based on the attainment of their individual performance metrics. As noted above, on April 20, 2018, Ms. Dawson departed from our Company as our Chief Customer Officer and did not receive a bonus.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy eligibility requirements. We expect that our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.

As part of her compensation package, Ms. McCollough is entitled to payment of the costs of health insurance premiums for her and her eligible dependents, as well as reimbursement for the costs of her personal telephone, laptop computer and membership fees or dues in trade or professional organizations. In addition, Ms. Dawson received severance, vacation payout and reimbursement of costs associated with the use of her personal telephones and automobile. Ms. Dawson’s severance amount was $137,500. The purpose of these benefits and perquisites is to ensure that our named executive officers are able to devote their full business time to our affairs, to project the proper corporate image for the company and to make employment at the company attractive at a relatively modest cost for stockholders.

No Tax Gross-Up Obligations

We have no obligation to make tax gross-up or similar payments to or in respect of amounts that may become payable to any of our named executive officers or other employees, including but not limited to any such gross-up obligations with respect to any amounts deemed to constitute “excess parachute payments” under Internal Revenue Code Section 280G.

Equity Compensation

In connection with our IPO, we adopted a 2017 Incentive Award Plan (the “2017 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2017 Plan, please see the section titled “Equity Incentive Plans – 2017 Plan” below.

On August 16, 2017, we granted awards of restricted stock units under the 2017 Plan to each of Mmes. McCollough and Dawson and Mr. Chang. Each award will vest with respect to one-fourth (1/4th) of the restricted stock units subject thereto on the first anniversary of the applicable vesting commencement date and with respect to one-forty-eighth of the shares subject thereto on each monthly anniversary of the applicable vesting commencement date thereafter. At the grant date of August 16, 2017, the closing price of our Company’s common stock was $4.41.

The following table summarizes the number of restricted stock units granted to each named executive officer as of December 31, 2018, and the per-share purchase price of such awards. No equity awards were granted in 2018.

Grants of Equity Awards

Fiscal Year End 2018

	Restricted Stock Units
Name and Principal Position	Grant Date	Vesting Commencement Date	Number of Restricted Stock Units Granted (#)
Rosanna C. McCollough	8/16/2017	1/24/2015	196,117
Chief Executive Officer and President

Vance Y. Chang	8/16/2017	4/11/2016	108,220
Chief Financial Officer

Suzanne E. Dawson	8/16/2017	7/25/2016	108,240
Chief Customer Officer

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2018.

Outstanding Equity Awards

Fiscal Year End 2018

	Stock Awards
Name and Principal Position	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Been Earned and Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Rosanna C. McCollough	12/31/2015 (2)	2/09/2015	438	223
Chief Executive Officer and	7/15/2016 (2)	3/01/2016	843	430
President	8/16/2017 (3)	1/24/2015	53,115	27,089

Vance Y. Chang	4/11/2016 (2)	4/11/2016	568	290
Chief Financial Officer	8/16/2017 (3)	4/11/2016	63,128	32,195

Suzanne E. Dawson	7/25/2016 (2)	7/25/2016	605	309
Chief Customer Officer	8/16/2017 (3)	7/25/2016	69,905	35,652

(1)	Amounts represent the market value of the stock awards on December 31, 2018. The closing price of the Company’s common stock was $0.51 on that date.
(2)

Represents shares of restricted common stock which vest with respect to one-fourth of the shares subject thereto on the applicable vesting commencement date and with respect to one-forty-eighth of the shares subject thereto on each monthly anniversary of the vesting commencement date thereafter, subject to the applicable executive officer’s continued employment through the applicable vesting date.

(3)

Represents shares of restricted stock units which vest with respect to one-fourth of the shares subject thereto on the applicable vesting commencement date and with respect to one-forty-eighth of the shares subject thereto on each monthly anniversary of the vesting commencement date thereafter, subject to the applicable executive officer’s continued employment through the applicable vesting date.

Executive Compensation Arrangements

Executive Employment Agreements

On March 27, 2017, we entered into executive employment agreements with each of Mmes. McCollough and Dawson and Mr. Chang (the “New Employment Agreements”) which superseded and replaced their prior employment agreements. Pursuant to the New Employment Agreements, Ms. McCollough serves as our Chief Executive Officer and President, Ms. Dawson served as our Chief Customer Officer and Mr. Chang serves as our Chief Financial Officer. Each New Employment Agreement has an initial one-year term ending January 1, 2018 and is subject to automatic one-year renewals thereafter, unless either party provides at least ninety days’ prior written notice of non-renewal. As noted above, on April 20, 2018, Ms. Dawson departed from our Company as our Chief Customer Officer.

The New Employment Agreements provide for annual base salaries of $300,000 for Ms. McCollough. $275,000 for Ms. Dawson and $220,000 for Mr. Chang, and for eligibility to participate in employee benefit plans, programs and arrangements provided to our senior executives generally. In addition, the New Employment Agreements provide that Mmes. McCollough and Dawson and Mr. Chang are eligible to receive annual cash bonuses targeted at $100,000, $75,000 and $50,000, respectively, based on the attainment of pre-established company and individual performance metrics (with additional incentives payable in the company’s discretion for surpassing key metric goals). Ms. McCollough’s New Employment Agreement also provides that the company will pay the full amount of health insurance premiums for her and her eligible dependents. In addition, the New Employment Agreements provide for (i) reimbursement for the costs of Ms. McCollough’s cellular telephone, laptop computer and membership fees and dues in any trade or professional association or organization mutually agreed to by Ms. McCollough and our Board, (ii) for Ms. Dawson and Mr. Chang, company reimbursement of $125 per month for the use of their personal phones and (iii) for Ms. Dawson, reimbursement for business use of her personal automobile.

Under their New Employment Agreements, upon a termination of the applicable executive without “cause,” due to the applicable executive’s death or disability or due to the applicable executive’s resignation for “good reason” (each such term as defined in the applicable New Employment Agreement), subject to the applicable executive’s timely execution and non-revocation of a general release of claims, the executive will be eligible to receive (1) twelve months (in the case of Ms. McCollough), three months (in the case of Ms. Dawson) or six months (in the case of Mr. Chang) of continued payment of base salary, (2) if such termination occurs on or after July 1 of any year, a pro rata portion of the executive’s annual bonus for the year of termination, (3) company-subsidized medical, dental or vision coverage for up to twelve months (in the case of Ms. McCollough), three months (in the case of Ms. Dawson) or six months (in the case of Mr. Chang) following termination and (3) for Ms. McCollough only, accelerated vesting of any shares subject to outstanding equity incentive awards then held by her that would have otherwise vested during the twelve-month period following termination.

The New Employment Agreements also contain confidentiality, nondisclosure and invention assignment provisions effective during and after employment, as well as non-solicitation restrictions that are effective during the applicable executive’s employment with us and for twelve months thereafter.

In connection with Ms. Dawson’s departure, the Company entered into a Separation Agreement and Release on April 25, 2018, which relinquished all of Ms. Dawson’s severance rights under her New Employment Agreement. The separation agreement provided that Ms. Dawson will instead receive (1) a cash payment of $137,500, which shall be paid in accordance with the Company’s normal payroll practices over the six-month period following her date of termination (April 20, 2018), and (2) reimbursement for healthcare coverage expenses under COBRA until the earlier of (a) six months following her termination, (b) the date Ms. Dawson is no longer eligible for COBRA, or (c) the date Ms. Dawson becomes eligible for healthcare coverage from a subsequent employer. The separation agreement also contained customary provisions in an agreement of this type, including a release of the Company by Ms. Dawson.

Equity Incentive Plans

We currently maintain the 2014 Plan, which became effective on July 11, 2014. In connection with the IPO, we adopted the 2017 Plan. No further awards will be made under the 2014 Plan.

2017 Plan

The material terms of the 2017 Plan to be in effect as of the effectiveness of this proxy statement are summarized below:

Share Reserve. The aggregate number of shares of company common stock reserved for issuance pursuant to awards granted under the 2017 Plan (the “Share Limit”) equals the sum of:

(i) 3,904,580, plus (ii) any shares which, as of the effective date of the 2017 Plan, are subject to awards under the 2014 Plan which are forfeited or lapse unexercised following the effective date of the 2017 Plan, plus (iii) an annual increase, which increases for 2018 and 2019 are reflected in the amount above, on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027 equal to the lesser of (a) 5% of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year, and (b) such smaller number of shares as determined by the Board. No more than 4,000,000 shares may be issued upon the exercise of incentive stock options.

If an award under the 2017 Plan is forfeited, expires or is settled for cash (in whole or in part), any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2017 Plan. However, the following shares may not be used again for grant under the 2017 Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (ii) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options. The payment of dividend equivalents in cash in connection with outstanding awards will not be counted against the Share Limit.

Awards granted under the 2017 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the company enters into a merger or similar corporate transaction will not reduce the shares available for grant under the 2017 Plan. The maximum number of shares of common stock that may be subject to one or more awards granted to any participant pursuant to the 2017 Plan during any calendar year will be 300,000 shares, the maximum amount that may be paid in cash to any one participant during any calendar year under one or more awards payable in cash will be $3.0 million and, to the extent required by Section 162(m) of the Code, shares subject to awards which are canceled will continue to be counted against the foregoing award limits; however, the foregoing limitations shall not apply until the earliest of the following events to occur after the date on which the company becomes a publicly- traded company: (a) the first material modification of the 2017 Plan; (b) the issuance of all of the shares reserved for issuance under the 2017 Plan; (c) the expiration of the 2017 Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which the company was first registered under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code. The grant date value of awards granted to any non-employee director pursuant to the 2017 Plan during any calendar year may not exceed $500,000.

Administration. The Board will administer the 2017 Plan with respect to awards granted to non-employee directors and the company’s compensation committee will administer the 2017 Plan with respect to awards granted to other participants. The Board or compensation committee may delegate their duties and responsibilities to committees of directors and/or officers, subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act and/or stock exchange rules. To the extent that the compensation committee constitutes the plan administrator, it must consist of at least two members of the Board, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the rules of the applicable stock exchange on which shares of common stock are traded. Subject to the terms and conditions of the 2017 Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the types, terms and conditions of awards and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2017 Plan. The plan administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2017 Plan.

Eligibility. Options, SARs, restricted stock, RSUs and all other stock-based and cash-based awards under the 2017 Plan may be granted to officers, employees and consultants of the Company and certain of its affiliates. Awards also may be granted to the Company’s directors. Only employees of the Company or certain of its subsidiaries may be granted ISOs.

Awards. The 2017 Plan provides for the grant of stock options (including ISOs and NSOs), SARs, restricted stock, RSUs, dividend equivalents, performance awards and stock payments, or any combination thereof. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2017 Plan. Each award will be set forth in a separate agreement and will indicate the type and terms and conditions of the award.

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Stock Options. Stock options provide for the right to purchase shares of the company common stock in the future at a specified price that is established on the date of grant. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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Restricted Stock. Restricted stock is an award of nontransferable shares of common stock that remains forfeitable unless and until specified vesting conditions are met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and, except with respect to performance vesting awards, will have the right to receive dividends, if any, prior to the time when the restrictions lapse.

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Restricted Stock Units. RSUs are contractual promises to deliver shares of common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

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Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of any SAR granted under the 2017 Plan must be at least 100% of the fair market value of a share of company common stock on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the 2017 Plan will be settled in cash or shares of company common stock, or in a combination of both, as determined by the administrator.

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Dividend Equivalents. Dividend equivalents represent the value of the dividends, if any, per share paid by the company, calculated with reference to the number of shares covered by the award. Dividend equivalents generally are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator, and may be settled in cash or shares as determined by the plan administrator. Dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.

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Performance Shares. Performance shares are contractual rights to receive shares of common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards.

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Stock Payments. Stock payments are awards of fully-vested shares of common stock that may, but need not, be granted in lieu of all or any part of compensation, including base salary, bonus or fees that would otherwise be payable in cash to the recipient.

Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation,” or QPBC, within the meaning of Section 162(m) of the Code.

Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation paid to “covered employees” in excess of $1.0 million in any taxable year. Prior to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in 2018, the definition of “covered employees” consisted of any individual who served as chief executive officer and each of the next three most highly compensated officers for the taxable year (other than the chief financial officer), and compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was exempt from the $1.0 million limitation. However, the Tax Act, which was effective for the Company’s 2018 fiscal year, significantly amended Section 162(m) of the Code. Under the Tax Act, the “performance-based compensation” exception to the $1.0 million limitation has been eliminated, subject to certain transition relief for compensation payable pursuant to a written binding contract that was in effect as of November 2, 2017. Additionally, the Tax Act expanded the definition of “covered employees” to include any individual who served as the chief financial officer for the taxable year as well as any individual who was considered a “covered employee” for any taxable year beginning after December 31, 2016.

The Compensation Committee considers the potential impact of Section 162(m) of the Code as it makes executive compensation determinations. However, the Compensation Committee believes that a tax deduction is only one of several relevant considerations in setting executive compensation. Accordingly, the Compensation Committee has in the past approved and may in the future approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. The compensation paid to each Named Executive Officer for 2018 performance in excess of $1.0 million is not deductible for federal income tax purposes under Section 162(m) of the Code. In addition, subject to any future changes to Section 162(m) of the Code and/or interpretations of the Tax Act, future compensation payable to each Named Executive Officer in excess of $1.0 million annually is not expected to be deductible for federal income tax purposes.

Amendment and Termination. The Board may terminate, amend or modify the 2017 Plan at any time. However, the company must generally obtain stockholder approval to increase the number of shares available under the 2017 Plan (other than as described above with respect to automatic annual increases or in connection with certain corporate events), to reprice options or SARs or to cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the 2017 Plan may, without the consent of the holder, materially and adversely affect any rights or obligations under any award previously granted, unless the award itself otherwise expressly so provides. No award may be granted pursuant to the 2017 Plan after the tenth anniversary of the effective date of the 2017 Plan. Any award that is outstanding on the termination date of the 2017 Plan will remain in force according to the terms of the 2017 Plan and the applicable award agreement.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholders’ proposals may be eligible for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). To be timely under Rule 14a-8, stockholder proposals that are intended to be presented at our 2020 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than December 31, 2019. However, if the date of the 2020 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2019 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2020 Annual Meeting

If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the stockholder must submit the proposal or nomination on or between February 20, 2020 and March 22, 2020. If the date of the 2020 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the 2019 Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

In addition, with respect to any proposal that a stockholder presents at the 2020 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

Stockholder proposals must be in writing and should be addressed to our Chief Financial Officer, c/o YogaWorks, Inc., at 5780 Uplander Way, Culver City, CA 90230. It is recommended that stockholders submitting proposals direct them to our Chief Financial Officer and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Householding Information

If you share an address with any of our other stockholders, your household might receive only one copy of our proxy statement, unless you have instructed us otherwise. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us at (310) 664-6470 or send your request in writing to us at the following address: 5780 Uplander Way, Culver City, CA 90230, Attention: Chief Financial Officer.

OTHER BUSINESS

The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Our 2018 Annual Report on Form 10-K, which is not a part of this Proxy Statement and is not proxy soliciting material, is enclosed.

By order of the Board of Directors,

/s/ Rosanna C. McCollough
Rosanna C. McCollough President and Chief Executive Officer

Culver City, California

April 30, 2019

YogaWorks, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of YogaWorks, Inc. (“YogaWorks”) hereby appoints Rosanna C. McCollough and Vance Y. Chang, and each of  them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the  undersigned at the Annual Meeting of Stockholders of YogaWorks to be held on June 20, 2019 at 1:00 p.m. Pacific Time, at the offices of  Ballard Spahr, located at 2029 Century Park East, Suite 800, Los Angeles, CA 90067, and at any adjournments or postponements thereof,  and to vote all shares of common stock of YogaWorks held of record by the undersigned on April 25, 2019, with all the powers the  undersigned would possess if personally present, in accordance with the instructions on this proxy.      The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED OR, IF NO INSTRUCTIONS  ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL ONE, “FOR” PROPOSAL TWO,  AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A  VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Using a black ink pen, mark our votes with an X as shown in this example. Please do not write outside of the designated areas. Please mark votes as in this example. IF YOU HAVE NOT VOTED VIA THE INTERNET PLEASE COMPLETE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE    Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposal 2.    1. Election of Directors: To elect the following persons to the Board of Directors of YogaWorks, each to serve for a three-year term until the annual meeting of stockholders to be held in 2021, or until their successors are duly elected and qualified or until their earlier resignation or removal:     FOR WITHHOLD    01. Brian T. Cooper. 02. Rosanna C. McCollough. 2. Ratification of BDO USA, LLP as the independent registered public accounting firm of YogaWorks for the fiscal year ending December 31, 2019. FOR AGAINST. ABSTAIN    Change of Address – Please print your new address below. Comments – Please print your comments below.    Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below    This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title. DATE: _, 2019 _ Signature ___Signature

Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to www.pstvote.com/yogaworks2019 Enter your control number (12 digit number located below). Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230   Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 19, 2019. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.